SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2017

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A Special General Meeting of Shareholders of Endurance Specialty Holdings Ltd. (“Endurance”) was held on January 27, 2017. Proxies with regard to the matters voted upon at the Special General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Special General Meeting and the results of voting on each such matter.

Proposal No. 1 — Approval of the Agreement and Plan of Merger, dated as of October 5, 2016, by and among Endurance, SOMPO Holdings, Inc. and Volcano International Limited, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger of Volcano International Limited with and into Endurance.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,016,902	16,945	57,647	0

Proposal No. 2 — Approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Endurance’s named executive officers in connection with the merger referred to in Proposal No. 1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,526,087	1,374,180	186,735	0

Proposal No. 3 — Approval of the adjournment of Endurance’s special general meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes to approve Proposal No. 1.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,879,534	3,150,518	61,442	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2017

By:	/s/ John V. Del Col
Name: John V. Del Col Title: General Counsel & Secretary

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